SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALTERNATIVE ENERGY DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter.)

Nevada
(State of incorporation of organization)

17505 N. 79th Avenue
Suite 309
Glendale, Arizona 85308
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.   [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.   [X]

Securities Act registration statement file number to which this form relates: Form S-1; File No. 333-153858.

Securities to be registered pursuant to Section 12(g) of the Act:   Common stock, par value of $0.00001 (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of Alarge accelerated filer,@ Aaccelerated filer@ and Asmaller reporting company@ in Rule 12b-2 if the Exchange Act.

Large Accelerated filer             [   ]                                          Accelerated filer                            [   ]
Non-accelerated filer                 [   ]                                          Smaller reporting company         [X]
                    (Do not check if a smaller reporting company)

ITEM 1.	DESCRIPTION OF REGISTRANT=S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant=s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File No. 333-153858) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-153858 on October 6, 2008. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 18th day of November, 2009.

ALTERNATIVE ENERGY DEVELOPMENT CORPORATION.

BY:	JERRY ALVAREZ
Jerry Alvarez
President, Principal Executive Officer, Secretary, Treasurer and sole member of the Board of Directors.